Exhibit 99.5

                       GE CAPITAL MORTGAGE SERVICES, INC.
             OFFICERS' ANNUAL COMPLIANCE CERTIFICATE - SERIES 2000-5

         The undersigned, Vice Presidents of GE Capital Mortgage Services, Inc. (the "Servicer"), pursuant to the Pooling and Servicing Agreement for the Series 2000-5 REMIC Multi-Class Mortgage Pass-Through Certificates (the "Agreement") entered into by GE Capital Mortgage Services, Inc., as Seller and Servicer, and State Street Bank and Trust Company, as Trustee, which Agreement requires an annual statement of compliance to be made to the Trustee by an officer of the Servicer, hereby state that:

         (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under the undersigned officers' supervision; and

         (ii) to the best of the undersigned officers' knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Agreement throughout such year, except as set forth on Exhibit A hereto.

Capitalized terms used herein but not defined herein shall have the meaning given to them in the Agreement.

All questions relative to this certification should be directed to Mary Kaplan, Investor Relations at 856-661-6588.

Dated:            March 23, 2001

By:      /s/ Jacqui Maloney-Peace
---------------------------------
         Jacqui Maloney-Peace
         Senior Vice President

By:      /s/ Jeffrey W. Williams
--------------------------------
         Jeffrey W. Williams
         Vice President
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                                    EXHIBIT A

                                      NONE